Exhibit 99.1

Seneca Foods Reports Sales and Earnings for the Six Months Ended October 2, 2021

MARION, N.Y. November 12, 2021 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) today announced financial results for the second quarter and six months ended October 2, 2021.

Executive Summary (vs. year-ago, second quarter results):

■	Net sales for the second quarter of fiscal 2022 totaled $372.3 million compared to $390.3 million in the second quarter of fiscal 2021.

■	Gross margin as a percentage of net sales for the second quarter is 11.5% in 2022 as compared to 12.5% in 2021.

Commenting on the results, Paul Palmby, President and Chief Executive Officer of Seneca Foods, stated, “We are pleased with the Company’s performance in the second quarter.  A comparative perspective to the prior year remains a challenge given the 2020 COVID-19 pantry loading and the Truitt divestiture that happened in fiscal year 2021.   However, as expected, our net sales performance has remained on level to pre-pandemic levels.  Quarterly and year-to-date reported earnings were strong even considering a large LIFO charge that is being driven by higher input costs. ”

Executive Summary (vs. year-ago, year-to-date results):

■	Net sales for the six months ended October 2, 2021 totaled $607.3 million compared to $678.5 million for the six months ended September 26, 2020.

■	Gross margin as a percentage of net sales for the six months ended October 2, 2021 is 12.6% as compared to 14.4% for the six months ended September 26, 2020.

About Seneca Foods Corporation

Seneca Foods is one of North America’s leading providers of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 1,600 American farms. Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby’s®, Aunt Nellie’s®, Green Valley®, CherryMan®, READ®, and Seneca labels, including Seneca snack chips.  Seneca’s common stock is traded on the Nasdaq Global Select Market under the symbols “SENEA” and “SENEB”. SENEA is included in the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures Operating Income Excluding LIFO and Plant Restructuring Impact, EBITDA and FIFO EBITDA

Operating income excluding LIFO and plant restructuring, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO or have plant restructuring to enhance the understanding of the Company’s historical operating performance. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. Set forth below is a reconciliation of reported Operating Income excluding LIFO and plant restructuring.

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
	(In thousands)		$	(In thousands)

Operating income, as reported:	$21,819	$27,686	39,546	$57,985

LIFO charge	8,802	2,528	11,639	388

Plant restructuring charge	47	24	113	287

Operating income, excluding LIFO and plant restructuring impact	$30,668	$30,238	$51,298	$58,660

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Six Months Ended
EBITDA and FIFO EBITDA:	October 2, 2021	September 26, 2020
	(In thousands)

Net earnings	$25,790	$38,811
Income tax expense	8,054	11,948
Interest expense, net of interest income	2,678	3,055
Depreciation and amortization	17,691	16,050
Interest amortization	(121)	(137)
EBITDA	54,092	69,727
LIFO charge	11,639	388
FIFO EBITDA	$65,731	$70,115

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made. Among the factors that could cause actual results to differ materially are:

●	general economic and business conditions;
●	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
●	transportation costs;
●	climate and weather affecting growing conditions and crop yields;
●	availability of financing;
●	leverage and the Company’s ability to service and reduce its debt;
●	potential impact of COVID-19 related issues at our facilities;
●	foreign currency exchange and interest rate fluctuations;
●	effectiveness of the Company’s marketing and trade promotion programs;
●	changing consumer preferences;
●	competition;
●	product liability claims;
●	the loss of significant customers or a substantial reduction in orders from these customers;
●	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
●	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:

Timothy J. Benjamin, Chief Financial Officer

315-926-8100

Seneca Foods Corporation
Unaudited Selected Financial Data

For the Periods Ended October 2, 2021 and September 26, 2020
(In thousands of dollars, except share data)

	Three Months Ended		Six Months Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020

Net sales	$372,256	$390,294	$607,298	$678,459

Plant restructuring expense (note 2)	$47	$24	$113	$287

Other operating loss, net (note 3)	$(1,726)	$(1,780)	$(282)	$(1,635)

Operating income (note 1)	$21,819	$27,686	$39,546	$57,985
Loss from equity investment	7,619	804	7,775	1,480
Other (income) loss	(2,375)	1,760	(4,751)	2,691
Interest expense, net	1,336	1,404	2,678	3,055
Earnings before income taxes	$15,239	$23,718	$33,844	$50,759

Income tax expense	3,585	5,613	8,054	11,948

Net earnings	$11,654	$18,105	$25,790	$38,811

Basic earnings per common share	$1.32	$1.98	$2.88	$4.24
Diluted earnings per common share	$1.31	$1.97	$2.86	$4.21

Note 1:

The effect of the LIFO inventory valuation method on second quarter pre-tax results decreased operating earnings by $8.8 million and $2.5 million for the three month periods ended October 2, 2021 and September 26, 2020, respectively. The effect of the LIFO inventory valuation method on YTD six month pre-tax results decreased operating earnings by $11.6 million and $0.4 million for the six month periods ended October 2, 2021 and September 26, 2020, respectively

Note 2:

The six month period ended October 2, 2021 included a restructuring charge of $0.1 million mostly related to closed plant cost. The six month period ended September 26, 2020 included a restructuring charge of $0.3 million primarily related to closed plants in the Northwest, of which $0.2 million was related to severance and $0.1million was related to lease impairments

Note 3:

Note 3: During the six months period ended October 2, 2021, the Company recorded a charge of $2.4 million for supplemental early retirement plans, which was offset by a gain from the sale of an aircraft of $1.1 million, a gain of $0.8 million from the sale of a plant in the Midwest and a gain from debt forgiveness of $0.5 million. The Company also recorded miscellaneous expense of $1.0 million, partially offset by miscellaneous income of $0.7 million. During the six month period ended September 26, 2020, the Company recorded a loss of $0.5 million on the disposal of equipment from a sold Northwest plant and a gain on the sale of unused fixed assets of $0.1 million. The Company also recorded a charge of $1.2 million for a supplemental early retirement plan.

Note 4:	The Company used the “two-class” method for basic earnings per share by dividing the earning attributable to common shareholders by the weighted average of common shares outstanding during the period.

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